Exhibit 10.1

2020 SALARY WAIVER AND NONQUALIFIED STOCK OPTION GRANT PLAN

under the

ACCELERATE DIAGNOSTICS, INC.

2012 OMNIBUS EQUITY INCENTIVE PLAN

Accelerate Diagnostics, Inc. a Delaware corporation (the “Company”), hereby establishes this 2020 Salary Waiver and Nonqualified Stock Option Grant Plan (the “Plan”) pursuant to the Accelerate Diagnostics, Inc. 2012 Omnibus Equity Incentive Plan (the “2012 Plan”). To the extent not specifically defined in this Plan, all capitalized terms used in this Plan shall have the meanings set forth in the 2012 Plan.

Program Summary

•	The purpose of the Plan is to link the personal interests of eligible employees to those of the Company’s shareholders by providing eligible employees with the opportunity to receive additional equity compensation awards that will vest based on the passage of time.

•	To further this objective, eligible employees will be permitted to irrevocably waive a portion of the base compensation (e.g., salary) scheduled to be paid to them in 2020 in exchange for a grant of Nonqualified Stock Options, which will be awarded in January of 2020 under the 2012 Plan.

Eligibility; Pay Periods Impacted

•	Persons eligible to participate in this Plan include all United States-based, full-time employees of the Company and its Subsidiaries who are employed as of December 20, 2019.

•	The Salary Waiver Agreements (described below) will become effective January 1, 2020 and will apply to 26 pay periods in the 2020 calendar year, which begin with the January 17, 2020 pay check and end December 31, 2020 pay check. To be clear, the Salary Waiver Agreements will automatically terminate effective December 31, 2020.

Salary Waiver Agreement; Minimum and Maximum Waivers

•	An eligible employee may become a participant in this Plan by completing a Salary Waiver Agreement and submitting the form to the Company no later than December 19, 2019. The prescribed form of Salary Waiver Agreement is attached to this Plan as Exhibit A.

•	Completed Salary Waiver Agreements shall become irrevocable unless the Waiver Agreement is changed or revoked by the participant prior to market close on December 31, 2019. After December 31, 2019 no changes may be made to the Waiver Agreement.

•	The minimum amount that can be designated in a Salary Waiver Agreement is $5,000 and amounts in excess of $5,000 must be denominated in additional increments of $5,000 (e.g, $5,000, $10,000, $15,000, etc.).

•	The maximum amount that can be designated in a Salary Waiver Agreement is 50% of the eligible employee’s base compensation (determined by reference to the eligible employee’s base compensation rate effective as of January 1, 2020 ( provided, that, no participant will receive base cash compensation that is less than the applicable statutory minimum wage).

Nonqualified Stock Option Grant

•	In exchange for their waived base compensation, participants will be granted Nonqualified Stock Options under the 2012 Plan. The number of shares subject to each Option will be determined pursuant to a formula approved by the Committee.

•	For 2020, the number of Nonqualified Stock Options that will be awarded to each participant will be determined by multiplying the amount designated in the participant’s Salary Waiver Agreement by four (4) and dividing such amount by the 30-calendar-day trailing average closing price of the Stock as of December 20, 2019, with such amount rounded to the nearest whole share.

•	The Date of Grant of the Options will be January 1, 2020 and the exercise price per share will be the closing price for the Stock as reported on the New York Stock Exchange on the date immediately preceding the Date of Grant.

•	The Options will be subject to vesting based on the passage of time. Subject to continued full-time employment, the Options will vest and become exercisable in equal monthly installments, on the last day of each month, over 12 months, with the first installment vesting on January 31, 2020 and the last installment vesting on December 31, 2020.

•	Upon termination of employment for any reason other than death or Disability, the vested portion of the Option, if any, may generally be exercised for 90 days following termination of employment. Upon termination of employment by reason of death or Disability, the vested portion of the Option, if any, may generally be exercised for 12 months following termination of employment.

•	All other terms and conditions of the Nonqualified Stock Option will be set forth in the Company’s standard form of Notice of Grant of Nonqualified Stock Options and the related Nonqualified Stock Option Award Agreement, copies of which are attached hereto as Exhibit B.

Other Provisions

•	The provisions of the 2012 Plan shall apply to all Options granted pursuant to this Plan and shall accordingly be incorporated into this Plan by reference and this Plan shall at all times be subject to the terms and conditions of the 2012 Plan. The Committee shall have the sole and complete discretion with respect to all matters reserved to it by the 2012 Plan and decisions of the Committee with respect to the 2012 Plan and this Plan shall be final and binding upon the participants and the Company. In the event of any conflict between the terms and conditions of this Plan and the 2012 Plan, the provisions of the 2012 Plan shall control.

•	As set forth in the 2012 Plan, each Option issued pursuant to this Plan is subject to potential forfeiture or “clawback” to the fullest extent called for by applicable federal or state law or any policy of the Company. By accepting an Option, each participant agrees to be bound by, and comply with, the terms of any such recapture or clawback provisions and with any Company request or demand for recapture or clawback.

•	Subject to the provisions of the 2012 Plan, with the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify this Plan.

The Company has caused this Plan to be executed by a duly authorized officer of the Company.

ACCELERATE DIAGNOSTICS, INC.

By:	/s/ Steve Reichling

Steve Reichling, Chief Financial Officer

EXHIBIT A

Form of Salary Waiver Agreement (2020)

[SEE EXHIBIT 10.2 TO THIS CURRENT REPORT ON FORM 8-K]

EXHIBIT B

Form of Nonqualified Stock Option Award Agreement

ACCELERATE DIAGNOSTICS, INC.

2012 OMNIBUS EQUITY INCENTIVE PLAN

NOTICE OF GRANT OF NONQUALIFIED STOCK OPTIONS

This Nonqualified Stock Option Agreement consists of this Notice of Grant of Nonqualified Stock Options (the “Grant Notice”) and the Nonqualified Stock Option Award Agreement immediately following. The Nonqualified Stock Option Agreement sets forth the specific terms and conditions governing Nonqualified Stock Option Awards under the Accelerate Diagnostics, Inc. 2012 Omnibus Equity Incentive Plan (the “Plan”). All of the terms of the Plan are incorporated herein by reference.

Name of Optionee:

Total No. of shares of Stock subject to Option:

Date of Grant:

Expiration Date:

Exercise Price:

Grant Number:

Vesting Schedule:	The Option shall vest and become exercisable in equal monthly installments, on the last day of each month, over 12 months, with the first installment vesting on January 31.

by ACCEPTING this NONQUALIFIED stock option AGREEMENT (WHETHER THROUGH ELECTRONIC SIGNATURE OR OTHER MEANS), optionee accepts participation in the plan, acknowledges that he or she has read and understands the provisions of this grant NOTICE and the plan, and agrees that this grant NOTICE, the award agreement AND THE pLAN shall govern the terms and conditions of thIS AWARD.

IN WITNESS WHEREOF, the Company has duly executed this Nonqualified Stock Option Agreement, and this Nonqualified Stock Option Agreement shall be effective as of the Date of Grant set forth above.

ACCELERATE DIAGNOSTICS, INC.

By:

Print Name: Steven Reichling

Its: Chief Financial Officer

NONQUALIFIED STOCK OPTION AWARD AGREEMENT

UNDER THE ACCELERATE DIAGNOSTICS, INC.

2012 OMNIBUS EQUITY INCENTIVE PLAN

This Nonqualified Stock Option Award Agreement (this “Agreement”) is between Accelerate Diagnostics, Inc. (f/k/a Accelr8 Technology Corporation), a Delaware corporation (the “Company”) and the individual (the “Optionee”) identified in the Notice of Grant of Nonqualified Stock Options (the “Grant Notice”), and is effective as of the date of grant referenced in the Grant Notice (the “Date of Grant”). This Agreement supplements the Grant Notice to which it is attached, and, together, with the Grant Notice, constitutes the “Nonqualified Stock Option Agreement” referenced in the Grant Notice.

RECITALS

A.                 The Board of Directors of the Company (the “Board”) has adopted and the shareholders have approved the Accelerate Diagnostics, Inc. 2012 Omnibus Equity Incentive Plan (the “Plan”) to promote the success an enhance the value of the Company by linking the personal interests of the Plan’s participants to those of the Company’s shareholders by providing such individuals with an incentive for outstanding performance.

B.                  The Compensation Committee of the Board (or its designee) has approved this grant of Nonqualified Stock Options to Optionee pursuant to Section 7.1 of the Plan.

C.                 To the extent not specifically defined in this Agreement, all capitalized terms used in this Agreement shall have the meaning set forth in the Plan.

D.                 In consideration of the mutual covenants and conditions hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Optionee agree as follows:

AGREEMENT

1.                   Grant of Option. Subject to the terms of this Agreement and Section 7.1 of the Plan, the Company grants to Optionee the right and option to purchase from the Company all or any part of the aggregate number of shares of Stock specified in the Grant Notice (“Option”). The Option granted under this Agreement is not intended to be an “Incentive Stock Option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.                   Exercise Price. The exercise price under this Agreement is the exercise price per share of Stock specified in the Grant Notice, as determined by the Committee, which shall not be less than the Fair Market Value of a share of Stock on the Date of Grant.

3.                   Vesting of Option. The Option shall vest and become exercisable according to the vesting schedule set forth in the Grant Notice.

4.                   Exercise of Option. This Option may be exercised in whole or in part at any time after it vests in accordance with Section 3 and before the Option expires by delivery of a written notice of exercise (under Section 5 below) and payment of the exercise price. The exercise price may be paid in cash, or shares of Stock held for longer than six months (through actual tender or by attestation), or such other method permitted by the Committee (including broker-assisted “cashless exercise” arrangements) and communicated to the Optionee before the date the Optionee exercises the Option.

5.                   Method of Exercising Option. Subject to the terms of this Agreement, the Option may be exercised by timely delivery to the Company of written (or electronic) notice, which notice shall be effective on the date received by the Company. The notice shall state the Optionee’s election to exercise the Option and the number of underlying shares in respect of which an election to exercise has been made. Such notice shall be signed (including by electronic signature) by the Optionee, or if the Option is exercised by a person or persons other than the Optionee because of the Optionee’s death, such notice must be signed (including by electronic signature) by such other person or persons and shall be accompanied by proof acceptable to the Committee of the legal right of such person or persons to exercise the Option.

6.                   Term of Option. The Option granted under this Agreement expires, unless sooner terminated, ten (10) years from the Date of Grant, through and including the normal close of business of the Company on the tenth (10th) anniversary of the Date of Grant (the “Expiration Date”).

7.                   Termination of Employment.

(a)                If the Optionee terminates employment for any reason other than death or Disability, the Option shall lapse on the earlier of: (i) the Expiration Date; or (ii) ninety (90) days after the date the Optionee terminates employment. The Option may be exercised following the Optionee’s termination of employment only if the Option was exercisable by Optionee immediately prior to his or her termination of employment. In no event shall the Option be exercisable after the Expiration Date.

(b)               If the Optionee terminates employment by reason of death or Disability, the Option shall lapse on the earlier of: (i) the Expiration Date; or (ii) twelve (12) months after the date the Optionee terminates employment (or service) due to death or Disability. The Option may be exercised following the death or Disability of Optionee only if the Option was exercisable by Optionee immediately prior to his or her death or Disability. In no event shall the Option be exercisable after the Expiration Date.

8.                   Withholding. As described in Section 16.3 of the Plan, the Company shall have the right to deduct or withhold, or to require the Optionee to remit to the Company, the minimum amount necessary to satisfy any federal, state or local taxes (including the Optionee’s FICA obligation) as are required by law to be withheld with respect to the Options granted pursuant this Agreement.

9.                   Nontransferability of Options. The Options granted by this Agreement shall not be transferable by the Optionee or any other person claiming through the Optionee, either voluntarily or involuntarily, except by will or the laws of descent and distribution or as otherwise provided by the Committee pursuant to Section 7.1(f) and Article 13 of the Plan.

10.               No Right to Continued Employment (or Service). This Agreement shall not be construed to confer upon the Optionee any right to continue employment (or service) with the Company and shall not limit the right of the Company, in its sole and absolute discretion, to terminate Optionee’s employment (or service) at any time.

11.               Administration. This Agreement shall at all times be subject to the terms and conditions of the Plan and the Plan shall in all respects be administered by the Committee in accordance with the terms of and as provided in the Plan. The Committee shall have the sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of the Committee with respect thereto and to this Agreement shall be final and binding upon the Optionee and the Company. In the event of any conflict between the terms and conditions of this Agreement and the Plan, the provisions of the Plan shall control.

12.               Adjustments. The number of shares of Stock issued to Optionee pursuant to this Agreement shall be adjusted by the Committee pursuant to Section 4.4 of the Plan, in its discretion, in the event of a change in the Company’s capital structure.

13.               Securities Laws Compliance. The Company shall not be required to deliver any shares of Stock pursuant to the exercise of the Option if, in the opinion of counsel for the Company, such issuance would violate the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other applicable federal or state securities laws or regulations.

14.               No Shareholders Rights. The Optionee will have no voting rights or any other rights as a shareholder of the Company with respect to the Option until the Company issues the stock certificates representing the shares of Stock underlying the Option.

15.               Copy of Plan. By accepting this Agreement (whether through electronic signature or other means), the Optionee acknowledges receipt of a copy of the Plan.

16.               Governing Law. This Agreement shall be interpreted and administered under the laws of the State of Delaware.

17.               Amendment. Except as otherwise provided in the Plan, this Agreement may be amended only by a written agreement executed by the Company and the Optionee. The provisions of this Agreement may not be waived or modified unless such waiver or modification is in writing and signed by a representative of the Committee.

18.               Clawback. Pursuant to Section 13.4 of the Plan, every Award issued pursuant to the Plan is subject to potential forfeiture or “clawback” to the fullest extent called for by applicable federal or state law or any policy of the Company. By accepting this Award (whether through electronic signature or other means), Optionee agrees to be bound by, and comply with, the terms of any such forfeiture or “clawback” provision imposed by applicable federal or state law or prescribed by any policy of the Company.

19.               Electronic Signature. The Optionee acknowledges that Optionee’s electronic signature has the same legal force and effect as a written or manual signature.

MANY OF THE PROVISION OF THIS AWARD AGREEMENT ARE SUMMARIES OF SIMILAR PERTINENT PROVISIONS OF THE PLAN. TO THE EXTENT THAT THIS AGREEMENT IS SILENT ON AN ISSUE OR THERE IS A CONFLICT BETWEEN THE PLAN AND THIS AGREEMENT, THE PLAN PROVISIONS SHALL CONTROL.